                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             EXCEL OF TENNESSEE L.P.




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                                TABLE OF CONTENTS

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
ARTICLE I

   DEFINITIONS..........................................................................5
            Section 1.1       Terms Defined Herein......................................5
            Section 1.2       Other Definitional Provisions.............................7

ARTICLE II

   FORMATION; NAME AND PURPOSE..........................................................8
            Section 2.1       Formation.................................................8
            Section 2.2       Name......................................................8
            Section 2.3       Business Purpose..........................................8
            Section 2.4       Registered Offices and Registered Agents..................8

ARTICLE III

   CAPITAL CONTRIBUTIONS AND LOANS......................................................8
            Section 3.1       Capital Contributions.....................................8
            Section 3.2       Capital Accounts..........................................9
            Section 3.3       Capital Withdrawal Rights, Interests and Priority........11
            Section 3.4       Loans by Partners........................................11

ARTICLE IV

   ALLOCATIONS AND DISTRIBUTIONS.......................................................11
            Section 4.1       Profits, Losses and Distributive Shares of Tax Items.....11
            Section 4.2       Allocation of Income Loss and Credits....................12
            Section 4.3       Section 704(c) and Revaluation Allocations...............14
            Section 4.4       General Allocation Provisions............................14
            Section 4.5       Non-Liquidation Cash Distribution........................14
            Section 4.6       Liquidation Distributions................................14
            Section 4.7       Withholding of Distributions.............................15
            Section 4.8       No Priority..............................................15
            Section 4.9       Tax Withholding..........................................15
            Section 4.10      Reserves.................................................15

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
ARTICLE V

   GENERAL PARTNER.....................................................................16
            Section 5.1       Authorized Acts..........................................16
            Section 5.2       Management of Partnership Business.......................16
            Section 5.3       Business Control.........................................16
            Section 5.4       Transfer or Withdrawal by General Partners...............16
            Section 5.5       Admission of Additional General Partners.................17
            Section 5.6       Indemnification..........................................17
            Section 5.7       Restrictions on General Partner's Authority..............17

ARTICLE VI

   LIMITED PARTNERS....................................................................18
            Section 6.1       Authority of Limited Partners............................18
            Section 6.2       Voting Rights............................................18
            Section 6.3       Restrictions on Transfer.................................18
            Section 6.4       Substitute Limited Partners..............................18
            Section 6.5       Assignees................................................18

ARTICLE VII

    TERM AND DISSOLUTION................................................................19

ARTICLE VIII

   ACCOUNTING AND BANK ACCOUNTS........................................................20
            Section 8.1       Fiscal Year and Accounting Method........................20
            Section 8.2       Books and Records........................................20
            Section 8.3       Financial Reports........................................20
            Section 8.4       Tax Returns and Elections; Tax Matters Partner...........20
            Section 8.5       Section 754 Election.....................................21
            Section 8.6       Negotiable Instruments, Deeds, Contracts and Shares......21

ARTICLE IX

   MISCELLANEOUS.......................................................................21
            Section 9.1       Title to Assets..........................................21
            Section 9.2       Nature of Interest in the Partnership....................22
            Section 9.3       Organizational Expenses..................................22
            Section 9.4       No Third Party Rights....................................22
            Section 9.5       Entire Agreement; Amendment..............................22
            Section 9.6       Amendment to Certificate.................................22

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
            Section 9.7       Severability.............................................22
            Section 9.8       Binding Agreement........................................22
            Section 9.9       Governing Law............................................22
            Section 9.10      Headings.................................................23
            Section 9.11      Counterparts.............................................24

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                                       iii

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                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            EXCEL OF TENNESSEE, L.P.

         THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of the 20th day of December, 1996, by and between Excel Industries of Michigan, Inc., a Michigan corporation, as general partner (the "General Partner"), and X.E. Co., a Michigan corporation, as limited partner (the "Limited Partner")

         WHEREAS, the parties hereto desire to form and operate a limited partnership under the laws of the State of Tennessee and the terms and conditions recited herein;

         NOW, THEREFORE, it is hereby agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1       TERMS DEFINED HEREIN

         As used herein, te following defined terms shall have the following meanings, unless the context otherwise specifies:

          "ACT" means the Revised Uniform Limited Partnership Act as adopted by the State of Tennessee, TENN. CODE ANN. Section 61-2-101 ET SEQ., and any successor statute.

         "AGREEMENT" means this Agreement of Limited Partnership, as amended and in effect from time to time.

         "AGREEMENT" means the aggregate amount of cash on hand or in bank, money market or similar accounts of the Partnership from time to time derived from any source (other than Capital Contributions and Liquidation Proceeds) which the General Partner determines is available for distribution to the Partners after taking into account any amount required or appropriate to maintain a reasonable amount of Reserves.

          "CAPITAL ACCOUNT" means the separate account established and maintained for each Partner by the Partnership pursuant to Section 3.2.

         "CAPITAL CONTRIBUTION", with respect to a Partner, means the total amount of cash and the fair value of property contributed by such Partner (or such Partner's predecessor in interest) to the capital of the Partnership. The initial Capital Contribution of each Partner pursuant to Section 3.1 hereof


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is set forth on SCHEDULE A attached hereto, which schedule shall be amended from time to time to reflect any additional Capital Contributions.

         "CERTIFICATE" " means the Certificate of Limited Partnership as filed with the Secretary of State of Tennessee, as amended from time to time.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of future laws.

         "CREDIT" means all tax credits allowed by the Code with respect to activities of the Partnership or the Property.

         "FAIR VALUE" of an asset means its fair market value.

         "GENERAL PARTNER" means any Person designated as a General Partner in the Schedule or any Person who becomes a General Partner as provided herein.

         "INCOME" AND "LOSS" mean, respectively, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), except that for this purpose (i) all items of income, gain, deduction or loss required to be separately stated by Code Section 703(a)(1) shall be included in taxable income or loss; (ii) tax exempt income shall be added to taxable income or loss; (iii) any expenditures described in Code Section 705(a)(2)(B) (or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1 (b)(2)(iv)(i)) and not otherwise taken into account in computing taxable income or loss shall be subtracted; and (iv) taxable income or loss shall be adjusted to reflect any item of income or loss specifically allocated in Article IV hereof.

         "INTEREST" refers to all of a Partner's rights and interests in the Partnership in the Partner's capacity as a Partner, all as provided in the Certificate, this Agreement and the Act including, without limitation, such Partner's interest in the total capital, profits and losses of the Partnership.

         "LIMITED PARTNER" means any Person designated as a Limited Partner in the Schedule or any Person who becomes a Limited Partner as provided herein.

         "LIQUIDATION" shall have the meaning set forth in Treasury Regulation
Section 1.704(b)(2)(iI)(g) and any amendatory or successor Section of such Regulation.

         "LIQUIDATION PROCEEDS" means the proceeds from the sale of any Property and all Property at the time of liquidation of the Partnership and all Proceeds thereof, including, without limitation, the receipt of a note or other instrument providing for installment payments.

         "PARTNER" means any General Partner or Limited Partner.

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         "PARTNERSHIP" means the limited partnership formed in accordance with this Agreement by the parties hereto, as said Agreement may from time to time be construed and amended.

         "PERCENTAGE INTEREST" means the portion or share from time to time which a Partner shares in the Partnership's Income, Losses, and Credits. The initial Percentage Interests of the Partners are set forth on SCHEDULE A attached hereto. SCHEDULE A shall be amended from time to time to reflect any changes in such Percentage Interests of the Partners.

         "PROPERTY" means all properties and assets in which the Partnership may have an interest or own from time to time.

         "RESERVES" means amount set aside from time to time by the General Partner pursuant to Section 4.10 hereof.

         "REVALUATION" shall mean the occurrence of any event described in clause (x), (y) or (z) of Section 3.2 hereof in which the book basis of Property is adjusted to its Fair Value.

         'SCHEDULE" means SCHEDULE A annexed hereto as amended from time to time and as so amended at the time of reference thereto.

         "TAX MATTERS PARTNER" has the meaning set forth in Section 8.4 hereof.

         "TREASURY REGULATIONS" means the final and temporary regulations promulgated by the United States Treasury Department pursuant to the Code, as such regulations are amended and in effect from time to time.

          "WITHDRAWAL" means, with respect to the General Partner, the General Partner's ceasing to be a general partner upon the occurrence of any of the events specified in TENN. CODE ANN. Section 61-2-402(a).

         Section 1.2       OTHER DEFINITIONAL PROVISIONS

                  (a) As used in this Agreement, accounting terms not defined in this Agreement, and accounting terms partly defined to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

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                  (c) Words of the masculine gender shall be deemed to include the feminine or neuter genders, and vice versa, where applicable. Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.

                                   ARTICLE II

                           FORMATION; NAME AND PURPOSE

         Section 2.1       FORMATION

         The parties hereby agree to form a limited partnership pursuant to the provisions of the Act and this Agreement.

         Section 2.2       NAME

         The name of the Partnership shall be "Excel of Tennessee, L.P."

         Section 2.3       BUSINESS PURPOSE

         The purpose of the Partnership is (1) to own and operate that certain manufacturing facility which produces encapsulated window assemblies for the automotive industry located in Lawrenceburg, Tennessee and to carry on all businesses and activities related or ancillary thereto and (ii) to carry on such other businesses permitted under the Act as the Partners shall determine from time to time.

         Section 2.4       REGISTERED OFFICES AND REGISTERED AGENTS

                  (a) TENNESSEE. The registered office of the Partnership in Tennessee is 2220 Helton Drive, Lawrenceburg, Tennessee 38464. The registered agent for the Partnership at such office shall be Joel Mow. The General Partner may, in its discretion, change the Partnership's registered office or registered agent in Tennessee, PROVIDED THAT the appropriate form of notice is filed with the Tennessee Secretary of State.

                  (b) OTHER OFFICES AND REGISTERED AGENTS. The Partnership may have other offices at other places within or without Tennessee as the General Partner may determine.

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                                   ARTICLE III

                         CAPITAL CONTRIBUTIONS AND LOANS

         Section 3.1       CAPITAL CONTRIBUTIONS

         Simultaneously with the execution of this Agreement, each Partner shall contribute to the Partnership such Partner's initial Capital Contribution as set forth on SCHEDULE A for that Partner. Each Partner's initial Capital Contribution shall be treated for purposes of this Agreement as having been made on the effective date of this Agreement. The Partners agree that as of the date of this Agreement (and after the foregoing initial Capital Contributions) they are allocated the Percentage Interests in the Partnership set forth on SCHEDULE A attached hereto. The Percentage Interests of the Partners may not be changed or altered except pursuant to the terms and conditions of this Agreement or as the Partners shall otherwise unanimously agree in writing. Capital Contributions subsequent to the initial Capital Contributions shall be reflected by appropriate amendments to SCHEDULE A.

         Section 3.2       CAPITAL ACCOUNTS

         A separate Capital Account shall be maintained for each Partner. Each Partner's Capital Account shall be equal to such Partner's initial Capital Contribution, as provided in Section 3.1 hereof. Thereafter, each Partner's Capital Account shall be: (i) increased by (a) the amount of money contributed by such Partner, (b) the Fair Value of property contributed by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752), (c) allocations to such Partner, pursuant to Article IV, of Partnership income or gain (or items thereof), and (d) to the extent not already netted out under clause (ii)(b) below, the amount of any Partnership liabilities assumed by the Partner or which are secured by any property distributed to such Partner; and (ii) decreased by
(a) the amount of money distributed to such Partner, (b) the Fair Value of property distributed to such Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752), (c) allocations to such Partner, pursuant to Article IV, of Partnership loss or deduction (or items thereof), and (d) to the extent not already netted out under clause (i)(b) above, the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

         In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the Transferor to the extent it related to the transferred Interest.

         In the event of (x) an additional Capital Contribution by an existing or an additional Partner of more than a de minimis amount which results in a shift in Interests, (y) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an

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Interest, or (z) the liquidation of the Partnership within the meaning of
Treasury Regulation Section 1.704- 1 (b)(2)(ii) (g), the book basis of the Property shall be adjusted to Fair Value and the Capital Accounts of' all the Partners shall be adjusted simultaneously to reflect the aggregate net adjustment to book basis as if the Partnership recognized gain and loss equal to the amount of such aggregate net adjustment; PROVIDED HOWEVER that the adjustments resulting from clause (x) or (y) above shall be made only if the Partners determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners.

         In the event that Property is subject io Code Section 704(c) or is revalued on the books of the Partnership in accordance with the preceding paragraph pursuant to Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, the Partners' Capital Accounts shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations for allocations to the Partners of depreciation, amortization and gain or loss, as computed for book purposes (and not tax purposes) with respect to such property.

         The foregoing provisions of this Section 3.2 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner determines that it is prudent or advisable to modify the manner in which the Capital Accounts or any increases or decreases thereto, are computed in order to comply with such Treasury Regulations, the General Partner may cause such modification to be made, provided that it is not likely to have a material effect on the amounts distributable to any Partner upon the dissolution of the Partnership.

         Section 3.3       CAPITAL WITHDRAWAL RIGHTS, INTERESTS AND PRIORITY

         Except as expressly provided in this Agreement, no Partner shall be entitled to (i) withdraw or reduce such Partner's Capital Account, (ii) receive any distributions from the Partnership, or (ii) withdraw or- receive property other than cash in return for such Partner's Capital Contribution. No Partner shall be entitled to receive or be credited with any interest on the balance in such Partner's Capital Account at any time. Except as may be otherwise expressly provided herein, no Partner shall have Priority over any other Partner as to the return of the balance in such Partner's Capital Account.

         Section 3.4       LOANS BY PARTNERS

         Any Partner may make a loan to the Partnership in such amounts, at such times and on such terms and conditions as may be approved by the General Partner. Loans by any Partner to the Partnership shall not be considered as contributions to the capital of the Partnership.

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                                   ARTICLE IV

                          ALLOCATIONS AND DISTRIBUTIONS

         Section 4.1       PROFITS, LOSSES AND DISTRIBUTIVE SHARES OF TAX ITEMS

         The Partnership's Income or Loss, as the case may be, for each fiscal year of the Partnership, as determined in accordance with such method of accounting as may be adopted for the Partnership pursuant to Article VIII hereof, shall be allocated to the Members for both financial accounting and income tax purposes as set forth in this Article IV.

         Section 4.2       ALLOCATION OF INCOME LOSS AND CREDITS

                  (a) After giving affect to the allocations set forth in
         Section 4.2(b) (the 'Special Allocations"), Income, Loss and Credits for each fiscal year shall allocated among the Partners in accordance with their respective Percentage Interests. To the extent there is a change in the respective Percentage Interests of the Partners during the year, Income, Loss and Credits shall be allocated among the pre-adjustment periods as provided in Section 4.4.

                  (b) (i) QUALIFIED INCOME OFFSET. Notwithstanding the allocations provided in Section 4.2(a) and except as otherwise provided in this Section 4.2(b), in the event that any Partner receives an unexpected allocation of loss or deduction or an unexpected distribution as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in a deficit balance in such Partner's Capital Account (after taking into account reductions for the items set forth ii Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6)) in excess of (i) the amount such Partner is obligated to restore., if any, and (ii) the amount such Partner 's deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Section 1.704-2(g)(1) and Section 1.704-2(i)(5), such Partner shall be allocated items of gross income or gain in the amount necessary to eliminate such excess as quickly as possible. This provision is intended to satisfy the definition of "qualified income offset" as defined in Treasury Regulation 1.704-1(b)(2)(ii)(d).

                           (ii) MINIMUM GAIN. Notwithstanding the allocations provided in Section 4.2(a) and except as otherwise provided in this
         Section 4.2(b), if there is a net decrease in "Partnership Minimum Gain," defined below, during any fiscal year, each Partner shall be allocated items of gross income and gain for such fiscal year and, if necessary, for subsequent fiscal years, in an amount equal to such Partner's share of the net decrease in such Partnership Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-
         (2)(g)(2). This provision is intended to satisfy the definition of a "minimum gain chargeback" as defined in Treasury Regulation Section 1.704-2(f), and the term "Partnership Minimum Gain" shall have the meaning ascribed to the term "partnership minimum main" in Treasury Regulation Section 1.704-2(d).

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                           (iii) GROSS INCOME ALLOCATION. Notwithstanding the
         allocations provided in Section 4.2(a) and except as otherwise provided in this Section 4.2(b), in the event any Partner has a deficit Capital Account at the close of any fiscal year which is in excess of the sum of (a) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (b) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Section 1.704-2(g)(1) and 1.704-2(i)(5), each Partner shall be specially allocated items of gross income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section is- 4.2(b)(iii) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
         Section 4.2 have been made as if Section 4.2(b)(i) hereof and this
         Section 4.2(b)(iii) were not in this Agreement.

                           (iv) PARTNER NONRECOURSE DEDUCTIONS AND PARTNER NONRECOURSE DEB MINIMUM GAIN. Notwithstanding the allocation provided for in Section 4.2(a) and 'except as otherwise provided in this Section 4.2(b), any Partner Nonrecourse Deduction, defined as having the meaning ascribed to the term "partner nonrecourse deduction" in Treasury Regulation Section 1.704-2(i)(2) for any fiscal year shall be allocated to the Partner who bears the economic risk of loss in accordance with Treasury Regulation Section 1.704-2(i)(1), and if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year, exch Partner shall be allocated items of gross income and gain for such fiscal year and, if necessary, for subsequent fiscal years, in an amount equal to such Partner's share of the net decrease in such Partner's Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(i)(4). This provision is intended to comply with the chargeback provisions of Treasury Regulation Section 1.704-2(i)(4), and the term "Partner Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to the term "partner nonrecourse debt minimum gain in Treasury Regulation
         Section 1.704-2(i)(3).

                           (v) PARTNERSHIP NONRECOURSE DEDUCTIONS.
         Notwithstanding the allocations provided for in Section 4.2(a) and except as otherwise provided in this Section 4.2(b), any Partnership Nonrecourse Deductions defined a having the meaning ascribed to the term "Partnership Nonrecourse Deductions" in Treasury Regulation
         Section 1.704-2(c), for any fiscal year shall be allocated to the Partners in accordance with their Percentage Interests as provided under Treasury Regulation Section 1.704-2(c)

                           (vi) LIMITATION ON LOSS ALLOCATIONS. The Losses allocated pursuant to Section 4.2(a) shall not exceed the maximum amount of Losses that can be allocated without causing any Partner to have a deficit balance in such Partner's Capital Account at the end of any fiscal year (decreased by the amount such Partner is obligated to restore to the Partnership and the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(g )(1) and Section 1.704-2(i)(5), and increased by the items set forth in Treasury Regulations Section 1-704-1 (b)(2)(ii)(d)(4), (5) or (6)). All
         Losses in excess of the limitations set forth in this paragraph shall be allocated among

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         the Partner or Partners, pro-rata to the extent each, respectively, is liable, exposed or otherwise bears the economic rise of loss with respect to any debt or other -obligation of the Partnership.

                           (vii) CURATIVE ALLOCATIONS. The allocation set forth in Sections 4.2(b)(i), (ii), (iii), (iv), (v) and (vi) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Section 1.7( 4-1 and J Section 1.704-2. Notwithstanding any other provision of this Section 4.2 (other than Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Losses and Income and items of gross income, gain and deduction among the Partners so that, to the extent possible, the net amount of such allocations to the Partners shall be equal to the net amount that would have been allocated to the Partners if the Regulatory Allocations had not occurred. Any Regulatory Allocations hereunder shall thereafter be cured or reversed in the quickest possible time frame but in a manner that is not in violation of the Treasury Regulation.

         Section 4.3       SECTION 704(c) AND REVALUATION ALLOCATIONS.

         In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Fair Value immediately after the adjustment in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. In the event of a Revaluation, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variations between the adjusted basis of such property to the Partnership for federal income tax purposes and its Fair Value immediately after the adjustment in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partner in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.3 are solely for income tax purposes and shall not affect, or in any way be taken into account in computing, for book purposes, any Partner's Capital Account or share of income or loss, pursuant to any provision in this Agreement.

         Section 4.4       GENERAL ALLOCATION PROVISIONS.

         Except as otherwise provided in this Agreement, all items that are components of net Income or net Loss shall be allocated among the Partners in the same proportions as they share such net Income or net Loss, as the case may be, for the year. For purposes of determining the Income, Loss or any other items for any period, Income, Loss or any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under the Code and the Treasury Regulations.

         Section 4.5       NON-LIQUIDATION CASH DISTRIBUTION.

         This amount, if any, of Available Cash shall be reasonably determined by the General Partner from time to time and shall be distributed to the Partners at such times and in such amounts as reasonably determined by the General Partners at such times and in such amounts as reasonably determined by the General Partner, in proportion to the Partners' respective Percentage Interests.

         Section 4.6       LIQUIDATION DISTRIBUTIONS

         In the event of a Liquidation, Liquidation Proceeds shall be distributed in the following order of priority:

                  (a) To the payment of debts and liabilities of the Partnership (including to Partners to the extent otherwise permitted by law) and the expenses of liquidation; then

                  (b) To the settling up of such reserves as the Person required or authorized by law to wind up the Partnership's affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforseen liabilities or obligations of the Partnership, provided that any such reserves shall be paid over by such person to an independent escrow agent, to be held by such agent or its successor for such period as such person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided; the:

                  (c) To the Partners in accordance with and to the extent of their respective Capital Account balances, after taking into account the allocation of all Income or Loss pursuant to this Agreement for the fiscal year(s) in which the Partnership is liquidated and all adjustments to the Partner's Capital Accounts pursuant to Section 3.2 hereof.

All such Liquidation distributions shall be made no later than the end of the taxable year during which such Liquidation takes place or if later, within 90 days after the date of such Liquidation.

         Section 4.7       WITHHOLDING OF DISTRIBUTIONS.

         Notwithstanding any other provision of this Agreement, to the extent not inconsistent with the Treasury Regulations promulgated under Code Section 704, the General Partner (or any Person required or authorized by law to wind up the Partnership affairs) may suspend, reduce or otherwise restrict distributions of Available Cash and Liquidation Proceeds when, in its sole opinion, such action is in the best interests of the Partnership.

         Section 4.8       NO PRIORITY.

         Except as may be otherwise expressly provided herein, no Partner shall have priority over any other Partner as to Partnership income, gain, los, credits and deductions or distributions.

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         Section 4.9       TAX WITHHOLDING.

         Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding on any distribution to any Partner. For all purposes of this Article IV, any amount withheld on any distribution and paid over to the appropriate governmental body shall be treated as if such amount had in fact been distributed to the Partner.

         Section 4.10      RESERVES

         The General Partner shall have the right to establish, maintain and expend such Reserves to provide for working capital, future maintenance, repair or replacement of the Property, debt service, future investments and such other purposes as the general Partner may deem necessary or advisable.

                                    ARTICLE V

                                 GENERAL PARTNER

         Section 5.1       AUTHORIZED ACTS.

         Except as otherwise provided in this Agreement, the General Partner, in the name and on behalf of the Partnership, shall have the authority to manage the Partnership and its business and, in furtherance of same, shall have the authority to perform all acts which the Partnership is authorized to perform.

         Section 5.2       MANAGEMENT OF PARTNERSHIP BUSINESS

         The business affairs of the Partnership shall be managed by the General Partner. The General Partner shall devote such amount of its time and services, and the time and services of its employees and agents, as, in its discretion, it deems necessary to the proper conduct of such business affairs. Any party may rely on any action taken by the General Partner as having been a duly-authorized act of the Partnership.

         Section 5.3       BUSINESS CONTROL.

         No Limited Partner (except one who may also be the General Partner, and then only in such Partner's capacity as General Partner) shall participate in or having any control over the Partnership business, except as required by law. Each Limited Partner hereby consents to the exercise by the General Partner of the powers conferred upon it by this Agreement and to the employment, when, if in the discretion of the General Partner, the same is deemed necessary or advisable , of such employees, agents, attorneys or other professionals, the General Partner may determine (notwithstanding that any parties to this Agreement may have an interest in, or be one of, such employees, agents, attorneys or other professionals). No Limited Partner (except one who may also be a General Partner, and then only in such Partner's capacity as General Partner) shall have any authority or right to act for or bind the Partnership.

         Section 5.4       TRANSFER OR WITHDRAWAL BY GENERAL PARTNERS.

         No General Partner may (i) voluntarily resign or withdraw as a General Partner of the Partnership or (ii) transfer, sell or assign its Interest in the Partnership without the consent of all the remaining Partners. Any transfer of an Interest or any portion thereof of a General Partner without the consent required under this Section 5.4 shall be treated as a Withdrawal of such General Partner.

         Section 5.5       ADMISSION OF ADDITIONAL GENERAL PARTNERS.

         Additional General Partners may only be admitted to the Partnership with the unanimous written consent of all the Partners.

         Section 5.6       INDEMNIFICATION.

         The Partnership shall indemnify and hold harmless the General Partner against any claims or liability incurred by the General Partner provided that the acts or omissions giving rise to such claims or liabilities were performed in good faith by the General Partner in the reasonable belief that the General Partner was acting within the scope of its authority under this Agreement. Nothing contained in this paragraph shall be construed as imposing any liability on any Limited Partner (except as one who may also be a General Partner, and then only in such Partner's capacity as a General Partner).

         Section 5.7       RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY.

         The General Partner shall not have authority to, and covenants and agrees that it shall not, do any of the following acts without the unanimous consent of all of the Partners:

                  (a) Cause or permit the Partnership to engage in any activity that is not consistent with the business purpose of the Partnership set forth in Section 2.3 hereof;

                  (b) Knowingly do any act in contravention of this Agreement;

                  (c) Knowingly do anything that would substantially impair the ability of the Partnership to carry on the ordinary business of the Partnership except as otherwise provided herein;

                  (d) Confess a judgment against the Partnership;

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

                  (e) Possess any Property of the Partnership or assign rights in any Property of the Partnership, other than for Partnership purposes;

                  (f) Admit any additional Partners;

                  (g) Sell or otherwise encumber or dispose of substantially all of the Property of the Partnership; or

                  (h) Cause the Partnership to incur any indebtedness in excess of $10,000,000.00.

                                   ARTICLE VI

                                LIMITED PARTNERS

         Section 6.1       AUTHORITY OF LIMITED PARTNERS

         The Limited Partners shall have no authority (i) to take part in the management or control of the Partnership or of its business or affairs or (ii) to act for or bind the Partnership in any matter.

         Section 6.2       VOTING RIGHTS

         Notwithstanding the provisions of Section 6.1, the Limited Partners shall have the right to vote on or consent to such matters as are specifically reserved for the approval of all Partners or of the Limited partners hereunder.

         Section 6.3       RESTRICTIONS ON TRANSFER

         Except as permitted below and otherwise provided herein, no Limited partner may transfer, sell, alienate, assign or otherwise dispose of all or any part of such Limited Partner's Interest in the Partnership, whether voluntarily, to involuntarily or by operation of law, or at judicial sale or otherwise, without the consent of all of their remaining Partners. In the event such consent is obtained and the transfer is effected, the transferee of such Interest shall become a substitute Limited Partner pursuant to the provisions of
Section 6.4. In the event the transferee of an Interest of a Limited Partner is not admitted as a substitute Limited Partner pursuant to Section 6.4, then the provisions of Section 6.5 shall apply.

         Section 6.4       SUBSTITUTE LIMITED PARTNERS

         No Limited Partner shall have the right to substitute an assignee as a substitute Limited Partner in such Limited Partner's place, unless the consent required by Section 6.3 shall have been obtained and the provisions of this
Section 6.4 shall have been complied with. Any substitute Limited Partner shall, as a condition of admission as a substitute Limited partner, agree to be bound by all the provisions of this Agreement and shall execute such instrument or instruments as shall be required by the General Partner to signify such substitute Limited Partner's agreement to be bound by all the provisions of this Agreement. Upon the admission of substitute Limited Partner, the Schedule shall be amended to reflect such admission.

         Section 6.5       ASSIGNEES

         An assignee of a Limited Partner who does not become a substitute Limited Partner shall have the right to receive the same share of profits, losses and distributions of the Partnership to which the assigning Limited Partner would have been entitled if no such assignment had been made by such Limited Partner. Any Limited partner who shall assign all of such Limited Partner's Interest in the Partnership shall cease to be a Limited Partner except that, unless and until the assignee of such Limited Partner becomes a substitute Limited Partner, the assignor Limited Partner shall retain all the statutory rights and be subject to all the statutory obligations of an assignor Limited Partner, subject to the assignee's right under the preceding sentence. As assignee of the interest of a Limited Partner who does not become a substitute Limited Partner as provided aforesaid and who desires to make a further assignment of such assignee's Interest shall be subject to all the provisions of this Article VI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of such Limited Partner's Interest.


                                   ARTICLE VII

                              TERM AND DISSOLUTION

         The Partnership shall continue in full force and effect until December 31, 2026, except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

                  (a) the sale or other disposition of all or substantially all of the assets of the Partnership;

                  (b) the unanimous vote of the Partnership to dissolve;

                  (c) the happening of any event, other than a Withdrawal of a General Partner, that causes a dissolution of the Partnership under the Act; or

                  (d) the Withdrawal of a General Partner, unless (i) at the time of such withdrawal there is at least one remaining General Partner and all such General Partners agree to continue the business of the Partnership (which continuation of the business of the Partnership (which continuation of the business of the Partnership is hereby authorized) or (ii) within ninety (90) days after such Withdrawal all remaining partners agree in writing to continue the business of the Partnership and agree in writing to the appointment of one (1) or more additional General Partners, if necessary or desired.

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

         Upon a Withdrawal of a General Partner who is the Sole General Partner under clause (d) above, the Property of the Partnership shall be transferred from the withdrawing General Partner to a Person who shall act as a liquidating trustee and: (A) hold the Property during the winding up of the business of the Partnership if no agreement in writing to continue the business of the Partnership and to admit one (1) or more additional General Partners is made by the remaining Partners under clause (d)(ii) above or (B) transfer the Property to such additional General Partner(s) as are admitted under clause (d)(ii) upon their admission.

                                  ARTICLE VIII

                          ACCOUNTING AND BANK ACCOUNTS

         Section 8.1       FISCAL YEAR AND ACCOUNTING METHOD

         The fiscal year and taxable year of the Partnership shall be a 52-53 week year ending on the last Saturday in December. The accrual method of accounting shall be used by the Partnership.

         Section 8.2       BOOKS AND RECORDS

         At all times during the existence of the Partnership, the Partnership shall cause to be maintained full and accurate books of account, which shall reflect all Partnership transactions and be appropriate and adequate for the Partnership's business. The books and records of the Partnership shall be maintained at the offices of the Partnership where the General Partner perform its primary duties hereunder. Copies of such books and records shall be provided from time to time to teach of the Partners upon reasonable written request. In addition, each Partner (or such Partner's designated representative) shall have the right during ordinary business hours and upon reasonable notice to inspect and copy (at such Partner's own expense) all books and records of the Partnership.

         Section 8.3       FINANCIAL REPORTS

                  (a) After the end of each fiscal year, a balance sheet of the Partnership as of the end of the such year and related financial statements for the year then ended shall be delivered to each Partner.

                  (b) After the end of each fiscal year, all information with respect to the Partnership necessary for the Partners' federal and state income tax returns and a copy of the Partnership's federal and state income tax returns shall be delivered to each Partner.

         Section 8.4       TAX RETURNS AND ELECTIONS; TAX MATTERS PARTNER

         The Partnership shall cause to be prepared and timely filed all federal, state and local income tax returns or other returns or statements required by applicable law. The Partnership shall claim all deductions and make such elections for federal or state income tax purposes which the General Partner reasonably believes will produce the most favorable tax results for the Partners. Excel Industries of Michigan, Inc. is hereby designated as the Partnership's "Tax Matters Partner," who shall act as the Partnership's tax matters partner," as defined in the Code, and in such capacity is hereby authorized and empowered to act for and represent the Partnership and each of the Partners before (i) the Internal Revenue Service (the "Service") in any audit or examination of any Partnership tax return, and (ii) any court selected by the Partners for judicial review of any adjustment assessed by the Service. Excel Industries of Michigan, Inc. does hereby accept such designation. Each of the Partners by execution of this Agreement consents and agrees to become bound by all actions of the Partner acting as Tax Matters Partner, including any contest, settlement or obligation or position which the Tax Matters Partner may deem proper under the circumstances. The Partners specifically acknowledge, without limiting the general applicability of this Section, that the Tax Matters Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner with respect to any action taken by such partner in its capacity as the Tax Matters Partner, provided it used reasonable business judgment with respect to the action taken. All out-of-pocket expenses incurred by the Tax Matters Partner in its capacity as the Tax Matters Partner shall be considered expenses of the Partnership for which the Tax Matters Partner shall be entitled to full reimbursement.

         Section 8.5       SECTION 754 ELECTION

         In the event (i) a distribution of Partnership assets occurs which satisfies the provisions of Section 734 of the Code, or (ii) a transfer of an Interest occurs which satisfies the provisions of Section 743 of the Code, upon the determination of the General Partner, the Partnership shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's property to the extent allowed by such Section 734 or 743 and shall cause such adjustments to be made and maintained.

         Section 8.6       NEGOTIABLE INSTRUMENTS, DEEDS, CONTRACTS AND SHARES

                  (a) EXECUTION OF NEGOTIABLE INSTRUMENTS. All checks, drafts, notes, bonds bills of exchange and orders for the payment of money of the Partnership shall be signed by the General Partner or any Person authorized by the General Partner from time to time.

                  (b) EXECUTION OF DEEDS, CONTRACTS, ETC. All deeds and mortgages made by the Partnership and other material written contracts and agreements into which the Partnership enters other than transactions in the ordinary course of business shall be executed in its name by the General Partner.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1       TITLE TO ASSETS

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

         Title to the Property and all other assets acquired by the Partnership shall be held in the name of the Partnership. No Partner shall individually have any ownership interest or rights in the Property or any other assets of the Partnership, except directly by virtue of such Partnership's ownership of an Interest. No Partnership shall have any right to seek or obtain a partition of the Property or other assets of the Partnership nor shall any Partner have the right to any specific assets of the Partnership upon the liquidation of or any distribution from the Partnership.

         Section 9.2       NATURE OF INTEREST IN THE PARTNERSHIP

         A Partner's Interest shall be personal property for all purposes.

         Section 9.3       ORGANIZATIONAL EXPENSES

         The Partnership shall pay the expenses incurred in connection with the creation and formation of the Partnership.

         Section 9.4       NO THIRD PARTY RIGHTS

         None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Partnership.

         Section 9.5       ENTIRE AGREEMENT; AMENDMENT

         This Agreement (together with the Certificate contains the entire agreement among the Partners relative to the formation,, operation and continuation of the Partnership. Except as otherwise expressly provided elsewhere in this Agreement, this Agreement and the Certificate shall not be altered, modified or changed except by a written document duly executed by all Partners at the time of such alteration, modification or change.

         Section 9.6       AMENDMENT TO CERTIFICATE

         Each Partner appoints the General Partner, acting through an authorized officer thereof, as its agent for the purpose of executing all certificates of amendment, restatement, or cancellation to the Certificate which are approved as provided in this Agreement or which are required to be filed with the Tennessee Secretary of State pursuant to the Act.

         Section 9.7       SEVERABILITY

         In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and be enforced to the greatest extent permitted by law.

         Section 9.8       BINDING AGREEMENT

         Subject to the restrictions on the disposition of Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

         Section 9.9       GOVERNING LAW

         This Agreement shall be governed by and construe in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of law thereof.

         Section 9.10      HEADINGS

         The headings of the Articles and Sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

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

         Section 9.11      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          GENERAL PARTNER

                                          Excel Industries of Michigan, Inc.

                                          By:_________________________________
                                          /S/  Joseph A. Robinson
                                                Treasurer

                                          LIMITED PARTNER

                                          X.E. Co.

                                          By:_________________________________
                                          /S/  Joseph A.  Robinson
                                                Treasurer

                                   SCHEDULE A


                                     CAPITAL CONTRIBUTOR         PERCENTAGE INTEREST
                                     -------------------       -----------------------
Excel Industries of Michigan, Inc.       $    10.00              1%, as General Partner

X.E. Co.                                  $  990.00             99%, as Limited Partner


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